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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements of Hawthorne Financial Corporation on Form S-8 Nos. 33-74800, 333-23587, 333-59879 and 333-59875 of our report dated February 9, 2001 (March 28, 2001 as to Note
17) 2001 appearing in this Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

March 30, 2001
Los Angeles, California